                                                                  Exhibit(h)(17)


                        AMENDMENT TO OPERATING AGREEMENT

     This Amendment ("Amendment") is made as of January 1, 2003, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of June 6, 1997, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

     WHEREAS,  the parties wish to amend Schedule I to the Operating  Agreement;
and

     WHEREAS, the parties wish to institute the payment of new Account establishment and maintenance fees, such fees to be set forth on Schedule II.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. Section 4 of the Operating Agreement shall be deleted in its entirety and the following Section 4 shall be inserted in lieu thereof.

          4. Account Establishment and Maintenance Fees. Fund Company shall pay to Schwab such fees as are set forth on Schedule II to this Agreement to reimburse Schwab for its costs in establishing certain trading symbols and maintaining Account(s) for each Fund.

     2. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

     3. Schedule II to the Operating Agreement shall be deleted in its entirety and the Schedule II attached hereto shall be inserted in lieu thereof.

     4. Schedule III to the Operating Agreement shall be deleted in its entirety.

     5. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.               ONE GROUP MUTUAL FUNDS, on its own
                                         behalf and on behalf of each Fund
                                         listed on Schedule I hereto


By:   /s/ Fred Potts                     By:    /s/ Robert L. Young
      --------------------------------          --------------------------------
      Fred Potts                         Name:  Robert L. Young
      Senior Vice President                     --------------------------------
      Asset Management Client Services   Title: Vice President
                                                --------------------------------
Date: 7/7/03                             Date:  5/19/03
      ------------------------------            --------------------------------

                                   SCHEDULE I

                           TO THE OPERATING AGREEMENT

Fund Company/Funds                                                  Effective Date
------------------                                                  --------------
One Group Mutual Funds
   One Group Bond Fund, Class A RDM; FEE 3                             3/18/99
   One Group Bond Fund, Class I* SI; FEE 3                             3/18/99
   One Group Diversified Equity Fund, Class I* RDM; FEE 3              1/6/98
   One Group Diversified Mid Cap Fund, Class A RDM; FEE 3              11/10/97
   One Group Diversified Mid Cap Fund, Class I* RDM; FEE 3             3/18/99
   One Group Equity Income Fund, Class A RDM; FEE 3                    6/6/97
   One Group Equity Income Fund, Class I* RDM; FEE 3                   6/6/97
   One Group High Yield Bond Fund, Class I* SI; FEE 3                  11/24/98
   One Group International Equity Index Fund, Class A RDM; FEE 3       9/17/97
   One Group International Equity Index Fund, Class I* RDM; FEE 3      9/17/97
   One Group Large Cap Growth Fund, Class A RDM; FEE 3                 6/6/97
   One Group Large Cap Growth Fund, Class I* RDM; FEE 3                1/6/99
   One Group Large Company Value Fund, Class I* RDM; FEE 3             10/24/00
   One Group Mid Cap Growth Fund, Class I* SI; FEE 3                   11/24/98
   One Group Mid Cap Value Fund, Class I* PLAN; FEE 3                  11/24/98
   One Group Municipal Income Fund, Class A RDM; FEE 3                 6/6/97
   One Group Municipal Income Fund, Class I* RDM; FEE 3                1/7/99
   One Group Small Cap Growth Fund, Class I* RDM; FEE 3                1/6/99
   One Group Small Cap Value Fund, Class A RDM; FEE 3                  3/18/99
   One Group Small Cap Value Fund, Class I* SI; FEE 3                  3/18/99

* Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), such Fund's Rule 12b-1 Plan does not exceed 25 basis points per annum.

SI      Indicates that Fund is available only to:

          (i) MFMP investors who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services and clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab's system;
          (ii) MFMP investors who are customers of financial institutions clearing transactions through Schwab; and
          (iii) MFMP investors who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts" for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

RDM Indicates that Fund shares will only be custodied and redeemed through the Account and that Schwab will not place purchases of Fund shares under this Agreement.

PLAN Indicates that Fund is available only to participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts" for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

FEE 3 Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

WV      Indicates that the quarterly minimum FEE 3 is waived for the Fund.

                                   SCHEDULE II
                           TO THE OPERATING AGREEMENT

     1. Establishment Fee. The Establishment Fee for each trading symbol established on Schwab's system ("Symbol") with respect to any Fund (i) that is effective under this Agreement on or after January 1, 2003, and that is effective under a services agreement with Schwab ("Services Agreement") shall be $6,000, or (ii) that is effective under this Agreement on or after January 1, 2003, and that is not effective under a Services Agreement shall be $10,000. Schwab shall not be entitled to the Establishment Fee for any Symbol that is established solely for the purpose of billing a new or different fee rate for the Fund, as may be set forth in a Services Agreement with Schwab. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

     2. Maintenance Fees.

          a. The Maintenance Fee ("FEE 3") for administrative services performed with respect to the Account(s) for each Fund that is designated "FEE 3" on
Schedule I shall be $20 per annum for each brokerage account on Schwab's records that holds one or more shares of such Fund (each a "Position"). Notwithstanding the foregoing, except for any Fund that is available only to existing shareholders in accordance with such Fund's prospectus and except as may be noted on Schedule I, the minimum FEE 3 for each Fund designated FEE 3 on
Schedule I shall be $7,500 per quarter, so long as such Fund is available for purchase on Schwab's platform.

          b. Notwithstanding the foregoing: (i) FEE 3 will be waived for any quarter the Fund is effective under a Services Agreement on the last Business Day of such quarter, and such Fund, upon termination of the Services Agreement, does not remain open to new purchases under this Agreement; (ii) in the event that any Fund terminates its Services Agreement and remains open for purchases under this Agreement, then FEE 3, including the minimum FEE 3, shall apply to the Positions held in the Account(s) after, but not prior to, the date the Fund terminates its Services Agreement, as set forth in Section 2.a. above.; and
(iii) FEE 3 will be waived for any quarter the Fund is no longer available for purchase by MFMP investors pursuant to this Agreement on the last Business Day of such quarter.

          c. FEE 3 shall be calculated quarterly in the month following the end of the calendar quarter by multiplying the number of Positions on the last Business Day of such quarter by $5. The amount billed to each Fund for a quarter shall be the product of such calculation or $7,500, whichever is greater. A "Business Day" is any day the New York Stock Exchange is open for trading. FEE 3 shall be billed commencing in July, 2003, for the quarter ended June, 2003, and shall be billed quarterly thereafter for as long as there are Positions in the Account(s) on the last Business Day of the quarter.

          d. FEE 3 is due and payable upon receipt of the invoice setting forth such Fees. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

     3. As long as Schwab holds Fund shares on behalf of MFMP investors in the Account(s), the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Schedule II.